UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2008

SOUTHERN UNION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-6407	75-0571592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5444 Westheimer Road Houston, Texas (Address of principal executive offices)	77056-5306 (Zip Code)

Registrant's telephone number, including area code: (713) 989-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

         HOUSTON: 0060024.00008: 1234647v1

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2008, Southern Union Company (the “Company”) entered into a Remarketing Agreement with Lehman Brothers, Inc., as remarketing agent, and The Bank of New York Trust Company, N.A., not individually but solely as purchase contract agent and as attorney-in-fact of the holders of purchase contracts (the "Remarketing Agreement"), to remarket the aggregate principal amount of $100,000,000 of the Company’s 4.375% Senior Notes due February 16, 2010, which notes were originally issued in February 2005.  Pursuant to the remarketing, the interest rate on the notes was reset to 6.089% and the Company expects to settle the sale of such remarketed notes on February 19, 2008.  The foregoing description of the Remarketing Agreement is qualified in its entirety by reference to the Remarketing Agreement, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

                             Exhibit No.                          Description
10.1
Remarketing Agreement, dated as of February 8, 2008, among Southern Union Company, Lehman Brothers Inc., as remarketing agent, and The Bank of New York Trust Company, N.A., not individually but solely as purchase contract agent and as attorney-in-fact of the holders of purchase contracts.

         HOUSTON: 0060024.00008: 1234647v1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN UNION COMPANY
(Registrant)
Date: February 14, 2008	By:	/s/ Robert M. Kerrigan, III
Robert M. Kerrigan, III
Vice President - Assistant General Counsel and Secretary

EXHIBIT INDEX

                         Exhibit No.                              Description
10.1
Remarketing Agreement, dated as of February 8, 2008, among Southern Union Company, Lehman Brothers Inc., as remarketing agent, and The Bank of New York Trust Company, N.A., not individually but solely as purchase contract agent and as attorney-in-fact of the holders of purchase contracts.

HOUSTON: 0060024.00008: 1234647v1